UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2016

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	000-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4643 S. Ulster Street, Suite 970, Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 993-3200

(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2016, U.S. Energy Corp. (the “Company”) and certain institutional investors (the “Purchasers”) entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell, in a registered direct offering, an aggregate of 1,000,000 shares of its common stock, par value $0.01 (the “Common Stock”), with gross proceeds of $1.5 million.

In a concurrent private placement, the Company is also selling to the Purchasers warrants to purchase one share of Common Stock for each share purchased for cash in the offering, or an aggregate of 1,000,000 shares of Common Stock, pursuant to a Common Stock Purchase Warrant, by and between the Company and each Purchaser (each a “Warrant” and collectively the “Warrants”). The Warrants will be exercisable beginning six months after the date of issuance (the “Initial Exercise Date”) at an exercise price of $2.05 per share and will expire on the fifth year anniversary of the Initial Exercise Date.

The exercise price and the number of shares of the Company’s Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants are also subject to “ratchet” anti-dilution in the event the Company issues additional common stock or common stock equivalents at a price per share less than the exercise price in effect, subject to a floor as described below. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement (defined below) and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Each Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

The Company will be required to file a registration statement on Form S-3 within 45 calendar days of the issuance of the Warrants to provide resale registration for the shares of Common Stock issuable upon exercise of the Warrants

The anti-dilution clause in the Warrants may result in the downward adjustment of the exercise price of the Warrants in the event the Company issues common stock or common stock equivalents at a price less than the exercise price of the Warrants, subject to certain customary exceptions.  This anti-dilution provision will not reduce the Warrant exercise price below $1.96 until the Company obtains shareholder approval of this transaction.  The Company will seek such shareholder approval at a special meeting or its next annual meeting of shareholders.  In addition, the Company must obtain shareholder approval of this transaction prior to the issuance of Common Stock or Common Stock equivalents at a price less than $1.96 per share.

Roth Capital Partners, LLC acted as the exclusive placement agent (the “Placement Agent”) for the Company, on a “reasonable best efforts” basis, in connection with the offering. A copy of the Placement Agency Agreement, dated as of December 16, 2016, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 7.0% of the aggregate gross proceeds of the offering for the Securities and reimbursement of certain out-of-pocket expenses. The Company has also granted a right of first refusal to the placement agent to act as the book running manager in any underwritten offering, registered direct or private placement of equity securities or securities convertible into equity securities of more than $3 million, for twelve months from termination of the Placement Agent’s engagement.

The net proceeds to the Company from the registered direct public offering, after deducting the Placement Agent’s fees and expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $1.28 million. The offering closed on December 21, 2016, and the Company currently intends to use these net proceeds for working capital and general corporate purposes.

The shares of common stock will be issued pursuant to a prospectus supplement dated as of December 20, 2016, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3, as amended (File No. 333-204350), which became effective on July 29, 2015 (“Registration Statement”), and the base prospectus filed as of May 21, 2015, as amended, contained in such registration statement.

The legal opinion of Kutak Rock LLP relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Placement Agency Agreement, the form of Purchase Agreement and the form of Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Placement Agency Agreement, the form of Warrant and the form of Purchase Agreement, which are attached hereto as Exhibits 1.1, 4.1 and 10.1, respectively, and incorporated herein by reference.

The Placement Agency Agreement and the form of the Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the other parties in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Placement Agency Agreement and the form of Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 3.02.	Unregistered Sale of Equity Securities.

Please see the disclosure regarding the Warrants and the Warrant Shares set forth in Item 1.01, which is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On December 16, 2016, the Company issued a press release announcing the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of December 16, 2016, by and between U.S. Energy Corp. and Roth Capital Partners, LLC
4.1	Form of Warrant
5.1	Opinion of Kutak Rock LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)
99.1	Press Release dated December 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Corp.

Dated: December 22, 2016	By:	/s/ David A. Veltri
David A. Veltri President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of December 16, 2016, by and between U.S. Energy Corp. and ROTH Capital Partners
4.1	Form of Warrant
5.1	Opinion of Kutak Rock LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Kutak Rock LLP (included in Exhibit 5.1)
99.1	Press Release dated December 16, 2016